Exhibit 99.12

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

November 12, 2021

AST Hotchkis & Wiley Large-Cap Value Portfolio,

a series of Advanced Series Trust, and

AST T. Rowe Price Large-Cap Value Portfolio,

a series of Advanced Series Trust
655 Broad Street
Newark, New Jersey 07102

Re:                 Acquisition by AST Hotchkis & Wiley Large-Cap Value Portfolio, a series of Advanced Series Trust, of assets of AST T. Rowe Price Large-Cap Value Portfolio, also a series of Advanced Series Trust

Ladies and Gentlemen:

We are acting as special tax counsel to AST Hotchkis & Wiley Large-Cap Value Portfolio (the “Acquiring Portfolio”), to be renamed AST Large-Cap Value Portfolio, a series of Advanced Series Trust (“AST”), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust,” and AST T. Rowe Price Large-Cap Value Portfolio (the “Target Portfolio”), also a series of AST, in connection with the proposed transfer of all of the assets of the Target Portfolio to the Acquiring Portfolio in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Target Portfolio’s liabilities, if any, pursuant to the Plan of Reorganization of AST on behalf of the Acquiring Portfolio and the Target Portfolio (the “Plan”).  The Plan is filed as an exhibit to the Prospectus (as defined below).  The transaction between the Acquiring Portfolio and the Target Portfolio contemplated by the Plan is referred to herein as the “Reorganization.”  Each of the Acquiring Portfolio and the Target Portfolio is classified and treated as a partnership for United States federal income tax purposes.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.  Unless otherwise specifically indicated, all “Section” references are to the Internal Revenue Code of 1986, as amended and currently in effect (the “Code”).  In connection with the filing of AST’s Registration Statement on Form N-14, as amended and supplemented to date (the “Registration Statement”), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganization.

We have examined the Registration Statement relating, among other things, to the shares of the Acquiring Portfolio to be offered in exchange for the assets of the Target Portfolio, and containing the Proxy Statement and Prospectus relating to the Reorganization (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder.  In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by AST on behalf of the Acquiring Portfolio and the Target Portfolio in (i) an Officers’ Certificate provided to us in connection with our preparation of this opinion, (ii) the Prospectus, and (iii) the Plan, which we have neither investigated nor verified.  We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Reorganization, that no actions that are inconsistent with such statements, representations and warranties will be taken, and that all representations, statements, and warranties made “to the best knowledge of” any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts, and the accuracy and completeness of all records made available to us.  In addition, we have assumed that the Reorganization will be consummated in accordance with the Plan, that each of the parties to the Reorganization will comply with all reporting obligations with respect to the Reorganization required under the Code and the Treasury Regulations thereunder, and that the Plan is valid and binding in accordance with its terms.

We have further assumed that no transactions or activities of the Acquiring Portfolio or the Target Portfolio relating to the Reorganization would constitute a disguised sale of property or partnership interests under Section 707 of the Code or otherwise.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.  No ruling has been or will be sought from the Internal Revenue Service by any party to the Reorganization as to the federal income tax consequences of any aspect of the Reorganization.

*    *    *    *

Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under currently applicable United States federal income tax law, that the

Reorganization contemplated by the Plan should constitute a tax-free transaction for United States federal income tax purposes.  Specifically, with respect to the Reorganization (references to a shareholder of either the Acquiring Portfolio or the Target Portfolio refer to the life insurance company that issued the variable annuity contract or variable life insurance policy of which the Acquiring Portfolio or the Target Portfolio serves as an underlying fund):

1.                                      The transfer by the Target Portfolio of all of its assets to the Acquiring Portfolio, in exchange solely for Acquiring Portfolio shares, the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio, and the distribution of the Acquiring Portfolio shares to the shareholders of the Target Portfolio in complete liquidation of the Target Portfolio, should be tax-free to the shareholders of the Target Portfolio.

2.                                      The shareholders of the Target Portfolio should not recognize gain or loss upon the exchange of all of their Target Portfolio shares solely for Acquiring Portfolio shares, as described in the Prospectus and the Plan.

3.                                      No gain or loss should be recognized by the Target Portfolio upon the transfer of all of its assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio shares and the assumption by the Acquiring Portfolio of all of the liabilities, if any, of the Target Portfolio.  In addition, no gain or loss should be recognized by the Target Portfolio on the distribution of such Acquiring Portfolio shares to the shareholders of the Target Portfolio (in liquidation of the Target Portfolio).

4.                                      No gain or loss should be recognized by the Acquiring Portfolio upon the acquisition of all of the assets of the Target Portfolio in exchange solely for Acquiring Portfolio shares and the assumption of all of the liabilities, if any, of the Target Portfolio.

5.                                      The Acquiring Portfolio’s tax basis for the assets acquired from the Target Portfolio should be the same as the tax basis of these assets when held by the Target Portfolio immediately before such transfer (except and to the extent provided in Section 704(c)(1)(C) of the Code with respect to contributions of “built in loss” property), and the holding period of such assets acquired by the Acquiring Portfolio should include the holding period of such assets when held by the Target Portfolio.

6.                                      A Target Portfolio shareholder’s tax basis for the Acquiring Portfolio shares to be received by it pursuant to the Reorganization should be the same as its tax basis in the Target Portfolio shares exchanged therefor, reduced or increased by any net decrease or increase, as the case may be, in such shareholder’s share of the liabilities of the Portfolios (its share of the Target Portfolio’s liabilities before the Reorganization as compared with its share of the Acquiring Portfolio’s liabilities after the Reorganization ) as a result of the Reorganization.

7.                                      The holding period of the Acquiring Portfolio shares to be received by the shareholders of the Target Portfolio should include the holding period of their Target Portfolio shares exchanged therefor, provided such Target Portfolio shares were held as capital assets on the date of exchange.

8.                                      Because you have represented that, as of the Closing, the total value of the net assets of the Target Portfolio will exceed the total value of the net assets of the Acquiring Portfolio, in accordance with Treasury Regulations Section 1.708-1(c) the Target Portfolio will be treated as the acquiring and continuing partnership for United States federal income tax purposes, and the Acquiring Portfolio will be considered to terminate as of the Closing.  The conclusions set forth in paragraphs 1 through 7 above will apply in connection with the deemed acquisition of the Acquiring Portfolio by the Target portfolio for federal income tax purposes, switching “Target” and “Acquiring” in those paragraphs in accordance with how the Reorganization will be characterized for federal income tax purposes.

*    *    *    *

We express no opinion herein other than the opinion expressly set forth above.  In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law.  You should recognize that our opinion is not binding on the Internal Revenue Service (the “IRS”) and that a court or the IRS may disagree with the opinion contained herein.  Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case.  The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect.  Changes in applicable law could adversely affect our opinion.  We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof.  In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Goodwin Procter LLP

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

November 12, 2021

AST Hotchkis & Wiley Large-Cap Value Portfolio,

a series of Advanced Series Trust, and

AST MFS Large-Cap Value Portfolio,

a series of Advanced Series Trust
655 Broad Street
Newark, New Jersey 07102

Re:                 Acquisition by AST Hotchkis & Wiley Large-Cap Value Portfolio, a series of Advanced Series Trust, of assets of AST MFS Large-Cap Value Portfolio, also a series of Advanced Series Trust

Ladies and Gentlemen:

We are acting as special tax counsel to AST Hotchkis & Wiley Large-Cap Value Portfolio (the “Acquiring Portfolio”), to be renamed AST Large-Cap Value Portfolio, a series of Advanced Series Trust (“AST”), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust,” and AST MFS Large-Cap Value Portfolio (the “Target Portfolio”), also a series of AST, in connection with the proposed transfer of all of the assets of the Target Portfolio to the Acquiring Portfolio in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Target Portfolio’s liabilities, if any, pursuant to the Plan of Reorganization of AST on behalf of the Acquiring Portfolio and the Target Portfolio (the “Plan”).  The Plan is filed as an exhibit to the Prospectus (as defined below).  The transaction between the Acquiring Portfolio and the Target Portfolio contemplated by the Plan is referred to herein as the “Reorganization.”  Each of the Acquiring Portfolio and the Target Portfolio is classified and treated as a partnership for United States federal income tax purposes.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.  Unless otherwise specifically indicated, all “Section” references are to the Internal Revenue Code of 1986, as amended and currently in effect (the “Code”).  In connection with the filing of AST’s Registration Statement on Form N-14, as amended and supplemented to date (the “Registration Statement”), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganization.

We have examined the Registration Statement relating, among other things, to the shares of the Acquiring Portfolio to be offered in exchange for the assets of the Target Portfolio, and containing the Proxy Statement and Prospectus relating to the Reorganization (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder.  In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by AST on behalf of the Acquiring Portfolio and the Target Portfolio in (i) an Officers’ Certificate provided to us in connection with our preparation of this opinion, (ii) the Prospectus, and (iii) the Plan, which we have neither investigated nor verified.  We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Reorganization, that no actions that are inconsistent with such statements, representations and warranties will be taken, and that all representations, statements, and warranties made “to the best knowledge of” any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts, and the accuracy and completeness of all records made available to us.  In addition, we have assumed that the Reorganization will be consummated in accordance with the Plan, that each of the parties to the Reorganization will comply with all reporting obligations with respect to the Reorganization required under the Code and the Treasury Regulations thereunder, and that the Plan is valid and binding in accordance with its terms.

We have further assumed that no transactions or activities of the Acquiring Portfolio or the Target Portfolio relating to the Reorganization would constitute a disguised sale of property or partnership interests under Section 707 of the Code or otherwise.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.  No ruling has been or will be sought from the Internal Revenue Service by any party to the Reorganization as to the federal income tax consequences of any aspect of the Reorganization.

*    *    *    *

Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under currently applicable United States federal income tax law, that the

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Reorganization contemplated by the Plan should constitute a tax-free transaction for United States federal income tax purposes.  Specifically, with respect to the Reorganization (references to a shareholder of either the Acquiring Portfolio or the Target Portfolio refer to the life insurance company that issued the variable annuity contract or variable life insurance policy of which the Acquiring Portfolio or the Target Portfolio serves as an underlying fund):

1.                                      The transfer by the Target Portfolio of all of its assets to the Acquiring Portfolio, in exchange solely for Acquiring Portfolio shares, the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio, and the distribution of the Acquiring Portfolio shares to the shareholders of the Target Portfolio in complete liquidation of the Target Portfolio, should be tax-free to the shareholders of the Target Portfolio.

2.                                      The shareholders of the Target Portfolio should not recognize gain or loss upon the exchange of all of their Target Portfolio shares solely for Acquiring Portfolio shares, as described in the Prospectus and the Plan.

3.                                      No gain or loss should be recognized by the Target Portfolio upon the transfer of all of its assets to the Acquiring Portfolio in exchange solely for Acquiring Portfolio shares and the assumption by the Acquiring Portfolio of all of the liabilities, if any, of the Target Portfolio.  In addition, no gain or loss should be recognized by the Target Portfolio on the distribution of such Acquiring Portfolio shares to the shareholders of the Target Portfolio (in liquidation of the Target Portfolio).

4.                                      No gain or loss should be recognized by the Acquiring Portfolio upon the acquisition of all of the assets of the Target Portfolio in exchange solely for Acquiring Portfolio shares and the assumption of all of the liabilities, if any, of the Target Portfolio.

5.                                      The Acquiring Portfolio’s tax basis for the assets acquired from the Target Portfolio should be the same as the tax basis of these assets when held by the Target Portfolio immediately before such transfer (except and to the extent provided in Section 704(c)(1)(C) of the Code with respect to contributions of “built in loss” property), and the holding period of such assets acquired by the Acquiring Portfolio should include the holding period of such assets when held by the Target Portfolio.

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6.                                      A Target Portfolio shareholder’s tax basis for the Acquiring Portfolio shares to be received by it pursuant to the Reorganization should be the same as its tax basis in the Target Portfolio shares exchanged therefor, reduced or increased by any net decrease or increase, as the case may be, in such shareholder’s share of the liabilities of the Portfolios (its share of the Target Portfolio’s liabilities before the Reorganization as compared with its share of the Acquiring Portfolio’s liabilities after the Reorganization ) as a result of the Reorganization.

7.                                      The holding period of the Acquiring Portfolio shares to be received by the shareholders of the Target Portfolio should include the holding period of their Target Portfolio shares exchanged therefor, provided such Target Portfolio shares were held as capital assets on the date of exchange.

*    *    *    *

We express no opinion herein other than the opinion expressly set forth above.  In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law.  You should recognize that our opinion is not binding on the Internal Revenue Service (the “IRS”) and that a court or the IRS may disagree with the opinion contained herein.  Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case.  The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect.  Changes in applicable law could adversely affect our opinion.  We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof.  In giving such consent, we do not

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hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Goodwin Procter LLP

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